FOR IMMEDIATE RELEASE

SUNOPTA ANNOUNCES RECORD THIRD QUARTER RESULTS
REVENUES INCREASE 41.4%, NET EARNINGS INCREASE 234.4%

SunOpta Inc. (SunOpta or the Company) (Nasdaq:STKL) (TSX:SOY) today announced record results for the third quarter ended September 30, 2007. All amounts are expressed in U.S. dollars.

The Company achieved record revenues for the three months ended September 30, 2007, realizing its 40th consecutive quarter of increased revenue growth versus the same quarter in the previous year. Revenues in the quarter increased by 41.4% to $205,666,000 as compared to $145,463,000 in the third quarter of 2006, led by a 45.2% increase in revenues within the Company's vertically integrated natural and organic food operations. The Company's revenue growth in the quarter reflects an internal growth rate of 21.6% on a consolidated basis and includes internal growth of 24.8% within the SunOpta Food Group.

Operating income(1) for the quarter increased 154.4% to $9,025,000 as compared to $3,547,000 in 2006, driven by increases in segment operating income within the SunOpta Food Group and led by the SunOpta Grains and Foods Group and the SunOpta Distribution Group. Net earnings for the quarter increased 234.4% to $5,096,000 or $0.08 per diluted common share as compared to $1,524,000 or $0.03 per diluted common share for the same period in the prior year. These results were realized despite significant costs and investment spending within the Company's healthy fruit snack business and SunOpta BioProcess Inc., and the unfavorable impact of the rising Canadian dollar on Canadian based overhead costs.

For the nine months ended September 30, 2007, the Company has achieved record revenues of $597,083,000 versus $434,520,000 in the same period of the prior year, an increase of 37.4%. Net earnings for the same period increased 76.8% to $15,696,000 or $0.25 per diluted common share as compared to $8,879,000 or $0.15 per diluted common share for the same period in 2006.

In the third quarter, the SunOpta Food Group reported increased revenues of $184,402,000 as compared to $127,003,000 in the third quarter of 2006, a 45.2% increase. Segment operating income increased to $8,480,000 versus $2,625,000 in 2006, an increase of 223.1%. This increase was realized despite additional corporate cost allocations of $1,657,000 versus the prior year. The increase in segment operating income reflects improved results in the SunOpta Grains and Foods Group due to strong sales of non-GMO and organic grains and grain based ingredients, increased sales of aseptic and extended shelf life packaged beverage products and is reflective of the significant turnaround that has been realized within the Group's sunflower operations. The SunOpta Ingredients Group realized improved segment operating income due to higher volumes of oat and soy fiber and dairy based ingredients plus the beneficial impact of process improvement and cost rationalization initiatives within the Group's processing operations. The SunOpta Distribution Group realized strong improvement in segment operating income due to continued growth in the natural and organic grocery sector combined with ongoing margin improvement initiatives. These increases were partially offset by a decline in Fruit Group segment operating income as the Group continued to invest in operational improvements and expanded capacity within its healthy fruit snack operations. These investments will significantly increase capacity and address ongoing processing inefficiencies which have significantly impacted this business during 2007. The healthy fruit snack business expects to realize improved results in the fourth quarter and a $2 million profit turnaround in 2008.

Opta Minerals' revenue increased to $20,485,000, due primarily to the acquisitions of Bimac Corporation in late 2006 and Newco a.s. during the quarter, offset by cyclical weakness in the foundry and steel industries. Segment operating income for the quarter increased by 10.7% to $2,236,000 from $2,020,000, due primarily to the acquisitions completed, offset by product mix and reduced sales of higher margin desulphurization products which are sold into the steel industry. The Group continues to pursue strategic transactions and new product development to complement its existing product portfolio.

(1)     Operating income and segment operating income are defined as net earnings before other income, interest expense (net), income taxes and minority interest. This is a non-GAAP measurement.

SunOpta BioProcess Inc. recorded revenues of $779,000 in the quarter ended September 30, 2007 as compared to $1,573,000 in the prior year which included the sale of a pilot plant to a Chinese customer. The Group continues to work toward completing current proprietary pre-treatment and fiber preparation equipment projects and is pursuing a number of cellulosic ethanol projects in both North America and around the world. With the increasing interest in cellulosic ethanol due to raw material supply and cost issues in traditional ethanol markets, the Company has increased development and commercial activities and continues to responsibly invest in personnel and technological advancements deemed essential to execute on the potential of this growing market.

The Company remains well positioned for future growth with working capital of $154,778,000 and total assets of $571,603,000. Capital additions in the quarter were $9,562,000 including approximately $1,500,000 for the acquisition of a soymilk manufacturing facility during the quarter, as compared to $2,143,000 for the same period in the prior year. The long-term debt to equity ratio at September 30, 2007 was 0.35:1:00, providing the Company financial resources to invest in internal growth, capital projects and execute on its acquisition program. Book equity per outstanding common share has grown to $4.11 from $3.94 at June 30, 2007.

Steve Bromley, President and Chief Executive Officer of SunOpta commented, "We are quite pleased with our third quarter results, driven by solid internal growth of over 20% in the quarter. We continue to see strong growth prospects within each of our operating segments and are positioning the Company to realize these opportunities. Last year we stated that our sunflower business would see a turnaround of $4,000,000 year over year and we are pleased to report that these results have actually increased by over $5,000,000 after just nine months. We expect that the significant investments being made within our healthy fruit snack business and SunOpta BioProcess Inc., which have impacted the third quarter operating results, are a wise investment for the long-term and will provide excellent returns. Based on our results to date, we are pleased to reconfirm our revenue guidance of $775,000,000 to $800,000,000 for fiscal 2007 as well as confirm our net earnings guidance in the range of $0.35 to $0.40 per share, albeit at the lower end of the range, after absorbing the previously mentioned investment spending in our fruit snack operations and SunOpta BioProcess Inc."

About SunOpta Inc.

SunOpta Inc. is an operator of high-growth ethical businesses, focusing on integrated business models in the natural and organic food, supplements and health and beauty markets. The Company has three business units: the SunOpta Food Group, which specializes in sourcing, processing and distribution of natural and organic food products integrated from seed through packaged products; the Opta Minerals Inc. (TSX:OPM) (66.6% owned by SunOpta), a producer, distributor, and recycler of environmentally friendly industrial materials; and the SunOpta BioProcess Inc. which engineers and markets proprietary steam explosion technology systems for the pulp, bio-fuel and food processing industries. Each of these business units has proprietary products and services that give it a solid competitive advantage in its sector.

Forward-Looking Statements

Certain statements included in this press release may constitute "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to references to business strategies, competitive strengths, goals, capital expenditure plans, business and operational growth plans and references to the future growth of the business. These forward looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its interpretation of current conditions, historical trends and expected future developments as well as other factors that the Company believes are appropriate in the circumstance. However, whether actual results and developments will agree with expectations and predications of the Company is subject to many risks and uncertainties including, but not limited to; general economic, business or market risk conditions; competitive actions by other companies; changes in laws or regulations or policies of local governments, provinces and states as well as the governments of United States and Canada, many of which are beyond the control of the Company. Consequently all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized.

For further information, please contact:

SunOpta Inc.	Investment Community Inquiries:
Jeremy N. Kendall, Chairman	Lytham Partners, LLC
Steve Bromley, President & CEO	Joe Diaz
Joseph Riz, Executive Vice President	Robert Blum
John Dietrich, Vice President & CFO	Joe Dorame
Susan Wiekenkamp, Information Officer
Tel: 905-455-2528, ext 103	Tel: 602-889-9700
susan.wiekenkamp@sunopta.com	diaz@lythampartners.com
Website: www.sunopta.com

(1)     Operating income and segment operating income are defined as net earnings before other income, interest expense (net), income taxes and minority interest. This is a non-GAAP measurement.

SunOpta Inc.
Condensed Consolidated Statements of Earnings
For the three months ended September 30, 2007 and 2006
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	September 30,	September 30,
	2007	2006
	$	$

Revenues	205,666	145,463	41.4%

Cost of goods sold	167,805	122,771	36.7%

Gross profit	37,861	22,692	66.8%

Warehousing and distribution expenses	5,198	3,853	34.9%
Selling, general and administrative expenses	22,947	14,464	58.7%
Intangible amortization	1,017	671	51.6%

Earnings before the following	8,699	3,704	134.9%

Interest expense, net	(1,973)	(1,746)	13.0%
Other expense	234	(15)	-1660%
Foreign exchange	326	(157)	-307.6%

	(1,413)	(1,918)	-26.3%

Earnings before income taxes	7,286	1,786	308.0%

Provision for income taxes	1,751	(66)	-2753%

Net earnings before minority interest	5,535	1,852	198.9%

Minority interest	439	328	33.8%

Net earnings for the period	5,096	1,524	234.4%

Net earnings per share for the period

– Basic	0.08	0.03

– Diluted	0.08	0.03

(1)     Operating income and segment operating income are defined as net earnings before other income, interest expense (net), income taxes and minority interest. This is a non-GAAP measurement.

SunOpta Inc.
Condensed Consolidated Statements of Earnings
For the three months ended September 30, 2007 and 2006
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	September 30,	September 30,
	2007	2006
	$	$

Revenues	597,083	434,520	37.4%

Cost of goods sold	484,263	360,854	34.2%

Gross profit	112,820	73,666	53.2%

Warehousing and distribution expenses	15,105	11,345	33.1%
Selling, general and administrative expenses	66,935	42,251	58.4%
Intangible amortization	3,012	1,952	54.3%

Earnings before the following	27,768	18,118	55.3%

Interest expense, net	(5,701)	(4,893)	16.5%
Other expenses	(172)	(294)	-41.5%
Foreign exchange	635	232	173.7%

	(5,238)	(4,955)	5.7%

Earnings before income taxes	22,530	13,163	71.2%

Provision for income taxes	5,870	3,424	71.4%

Net earnings before minority interest	16,660	9,739	71.1%

Minority interest	964	860	12.1%

Net earnings for the period	15,696	8,879	76.8%

Net earnings per share for the period

– Basic	0.25	0.16

– Diluted	0.25	0.15

(1)     Operating income and segment operating income are defined as net earnings before other income, interest expense (net), income taxes and minority interest. This is a non-GAAP measurement.

SunOpta Inc.
Condensed Consolidated Balance Sheets
As at September 30, 2007 and December 31, 2006
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	September 30,	December 31,
	2007	2006
	$	$

Assets

Current assets
Cash and cash equivalents	33,364	954
Accounts receivable	97,823	73,599
Inventories	188,585	126,736
Prepaid expenses and other current assets	10,354	8,129
Current income taxes recoverable	-	1,829
Deferred income taxes	1,824	1,824

	331,950	213,071

Property, plant and equipment	112,576	87,487
Goodwill and intangibles	55,974	49,457
Intangible assets, net	62,508	47,943
Deferred income taxes	5,674	5,615
Other assets	2,921	1,157

	571,603	404,730
Liabilities

Current liabilities
Bank indebtedness	83,731	40,663
Accounts payable and accrued liabilities	80,384	80,851
Customer and other deposits	428	957
Current portion of long-term debt	11,089	8,433
Current portion of long-term payables	1,540	1,736

	177,172	132,640

Long-term debt	78,993	69,394
Long-term payables	2,381	3,607
Deferred income taxes	11,730	12,156

	270,276	217,797

Preference shares issued by subsidiary	27,074	-

Minority interest	13,932	10,230

Shareholders' Equity

Capital stock	168,276	112,318
Contributed surplus	4,831	4,188
Retained earnings	67,034	51,338
Accumulated other comprehensive income	20,180	8,859

	260,321	176,703

	571,603	404,730

(1)     Operating income and segment operating income are defined as net earnings before other income, interest expense (net), income taxes and minority interest. This is a non-GAAP measurement.

SunOpta Inc.
Consolidated Statements of Cash Flows
For the three months ended September 30, 2007 and 2006
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	September 30,	September 30,
	2007	2006
	$	$
Cash provided by (used in)

Operating activities
Net earnings for the period	5,096	1,524
Items not affecting cash
Amortization	3,783	2,979
Deferred income taxes	(3,603)	164
Minority interest	439	328
Dilution gain	(793)	-
Other	831	215
Changes in non-cash working capital	(17,123)	(11,722)

	(11,370)	(6,512)
Investing activities
Acquisition of companies, net of cash acquired	(6,204)	(7,950)
Purchase of property, plant and equipment, net	(9,562)	(2,143)
Other	(317)	(365)

	(16,083)	(10,458)
Financing activities
Increase in bank indebtedness	18,855	6,875
Borrowings under long-term debt	21,581	10,462
Repayments of long-term debt	(10,784)	(1,334)
Proceeds from the issuance of common shares	1,400	717
Other	(424)	(133)
	30,628	16,587

Foreign exchange gain (loss) on cash held in a foreign currency	509	(236)

Increase (decrease) in cash and cash equivalents during the period	3,684	(619)

Cash and cash equivalents – Beginning of the period	29,680	4,676

Cash and cash equivalents – End of the period	33,364	4,057

(1)     Operating income and segment operating income are defined as net earnings before other income, interest expense (net), income taxes and minority interest. This is a non-GAAP measurement.

SunOpta Inc.
Condensed Consolidated Statements of Cash Flow
For the nine months ended September 30, 2007 and 2006
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	September 30,	September 30,
	2007	2006
	$	$
Cash provided by (used in)

Operating activities
Net earnings for the period	15,696	8,879
Items not affecting cash
Amortization	10,710	8,325
Deferred income taxes	(2,292)	600
Dilution gain	(793)	-
Minority interest	964	860
Other	1,374	772
Changes in non-cash working capital	(75,446)	(18,189)

	(49,787)	1,247
Investing activities
Acquisition of companies, net of cash acquired	(19,584)	(20,147)
Purchase of property, plant and equipment, net	(21,924)	(6,967)
Acquisition of patents, trademarks and licenses	(922)	-
Other	(1,613)	(194)

	(44,043)	(27,308)
Financing activities
Increase in bank indebtedness	40,589	12,233
Borrowings under long-term debt	23,081	13,262
Repayments of long-term debt	(18,288)	(3,638)
Payment of deferred purchase consideration	(1,468)	(260)
Proceeds from the issuance of common shares, net	54,016	3,694
Proceeds from the issuance of preference shares by subsidiary	27,880	-
Other	(45)	(503)
	125,765	24,788

Foreign exchange gain (loss) on cash held in a foreign currency	475	(125)

Increase (decrease) in cash and cash equivalents during the period	32,410	(1,398)

Cash and cash equivalents – Beginning of the period	954	5,455

Cash and cash equivalents – End of the period	33,364	4,057

(1)     Operating income and segment operating income are defined as net earnings before other income, interest expense (net), income taxes and minority interest. This is a non-GAAP measurement.

SunOpta Inc.
Segmented information
For the three months ended September 30, 2007 and 2006
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

				Three months ended
				September 30, 2007
			SunOpta
	SunOpta	Opta Minerals	BioProcess and
	Food Group	Inc.	Corporate	Consolidated
	$	$	$	$

Total revenues to external customers	184,402	20,485	779	205,666

Segment earnings before other income (expense),
interest expense (net), income taxes and minority
interest	8,480	2,236	(1,691)	9,025

The SunOpta Food Group has the following segmented reporting:

				Three months ended
				September 30, 2007
	SunOpta
	Grains &	SunOpta	SunOpta	SunOpta	SunOpta
	Foods	Ingredients	Fruit	Distribution	Food Group
	$	$	$	$	$

Total revenues from external customers	64,824	18,242	48,580	52,756	184,402

Segment earnings before other income
(expense), interest expense (net),
income taxes and minority interest	4,204	1,735	911	1,630	8,480

				Three months ended
				September 30, 2006
			SunOpta
	SunOpta	Opta Minerals	BioProcess and
	Food Group	Inc.	Corporate	Consolidated
	$	$	$	$

Total revenues to external customers	127,003	16,887	1,573	145,463

Segment earnings before other income (expense),
interest expense (net), income taxes and minority
interest	2,625	2,020	(1,098)	3,547

The SunOpta Food Group has the following segmented reporting:

				Three months ended
				September 30, 2006
	SunOpta
	Grains &	SunOpta	SunOpta	SunOpta	SunOpta
	Foods	Ingredients	Fruit	Distribution	Food Group
	$	$	$	$	$

Total revenues from external customers	45,740	15,268	36,733	29,262	127,003

Segment earnings before other income
(expense), interest expense (net),
income taxes and minority interest	(616)	382	2,392	467	2,625

(1)     Operating income and segment operating income are defined as net earnings before other income, interest expense (net), income taxes and minority interest. This is a non-GAAP measurement.

SunOpta Inc.
Segmented information
For the nine months ended September 30, 2007 and 2006
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

				Nine months ended
				September 30, 2007
			SunOpta
	SunOpta	Opta Minerals	BioProcess and
	Food Group	Inc.	Corporate	Consolidated
	$	$	$	$

Total revenues to external customers	539,928	55,342	1,813	597,083

Segment earnings before other income (expense),
interest expense (net), income taxes and minority
interest	27,825	5,744	(5,166)	28,403

The SunOpta Food Group has the following segmented reporting:

				Nine months ended
				September 30, 2007
	SunOpta
	Grains &	SunOpta	SunOpta	SunOpta	SunOpta
	Foods	Ingredients	Fruit	Distribution	Food Group
	$	$	$	$	$

Total revenues from external customers	182,033	54,715	144,922	158,258	539,928

Segment earnings before other income (expense),
interest expense (net), income taxes and
minority interest	11,608	4,726	5,320	6,171	27,825

				Nine months ended
				September 30, 2006
			SunOpta
	SunOpta	Opta Minerals	BioProcess and
	Food Group	Inc.	Corporate	Consolidated
	$	$	$	$

Total revenues to external customers	383,561	48,192	2,767	434,520

Segment earnings before other income (expense),
interest expense (net), income taxes and minority
interest	17,622	5,414	(4,686)	18,350

The SunOpta Food Group has the following segmented reporting:

				Nine months ended
				September 30, 2006
	SunOpta
	Grains &	SunOpta	SunOpta	SunOpta	SunOpta
	Foods	Ingredients	Fruit	Distribution	Food Group
	$	$	$	$	$

Total revenues from external customers	134,756	50,519	107,320	90,966	383,561

Segment earnings before other income (expense),
interest expense (net), income taxes and
minority interest	3,450	3,862	6,762	3,548	17,622

(1)     Operating income and segment operating income are defined as net earnings before other income, interest expense (net), income taxes and minority interest. This is a non-GAAP measurement.